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                         REGIONS FINANCIAL CORPORATION
                                 P.O. BOX 10247
                         BIRMINGHAM, ALABAMA 35202-0247

Regions stockholders can now vote their shares over either the telephone or the internet. This eliminates the need to return the proxy card. To vote your shares over the telephone or the internet you must have your proxy card and SSN available. The series of numbers that appear in the box above must be used to access the system.

   1. To vote over the telephone: On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683), 24 hours a day, seven days a week.

   2. To vote over the internet: Log on to the internet and go to the website http://www.vote-by-net.com.

   Your vote over the telephone or the internet authorizes the named proxies in the same manner as if you marked, signed, dated and returned your proxy card. If you choose to vote your shares over the telephone or the internet, there is no need for you to mail back the proxy card.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints J. Stanley Mackin and Richard D. Horsley, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all the shares of common stock of Regions Financial Corporation ("Regions") held of record by the undersigned, at the Annual Meeting of
stockholders to be held         , 1998, or any adjournment thereof. This card
also constitutes voting instructions for all shares beneficially owned and votable, if any, by the undersigned as a participant in the Regions Financial Corporation Dividend Reinvestment Plan, Employee Stock Purchase Plan, Employee Profit Sharing Plan and/or Directors Stock Investment Plan and held of record by the administrators and trustees of such Plans. IF NO DIRECTION IS MADE AS TO THE MANNER OF VOTING, THE PROXY WILL BE VOTED FOR ITEMS ONE AND THREE AND FOR THE ELECTION OF DIRECTORS.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1, THE NOMINEES LISTED IN ITEM 2, AND FOR ITEM 3.

1. Proposal to approve the Agreement and Plan of Merger, dated as of February 8, 1998 (the "Agreement"), by and between Regions and First Commercial Corporation ("First Commercial") pursuant to First Commercial will merge with and into Regions and each share of First Commercial's common stock (except for certain shares held by First Commercial, Regions, or their respective subsidiaries, and shares held by stockholders of First Commercial who perfect their dissenters' rights) will be converted into 1.7 shares of Regions common stock, subject to possible adjustment, and under such other terms and conditions as are set forth in the Agreement:

                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                  (Continued and to be signed on reverse side)

                          (Continued from other side)

2. Election of Directors

  To elect the three nominees for director of Regions listed below:

  [ ] FOR       [ ] WITHHELD

  For, except vote withheld from the following nominee(s):

  ------------------------------------------------------------------------------
           Carl E. Jones, Jr., Henry E. Simpson, and Robert J. Williams

3. Proposal to approve the proposed amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock, par value $.625, from 240,000,000 to 500,000,000 shares.

                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

4. In their discretion on such other business as may properly come before the meeting or any adjournments thereof.

   Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of Regions at the meeting of the stockholder's decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to Regions for receipt prior to the Annual Meeting.
                                                     Please sign exactly as your
                                                  name appears on this card.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title. If shares are
                                                  held jointly, each holder must
                                                  sign.
                                                     Please complete, date, sign
                                                  and mail this proxy promptly
                                                  in the enclosed
                                                  postage-prepaid envelope.

                                                  Date                   , 1998
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                                                           Signature(s)